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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1994, which appears on page 19 of the 1993 Annual Report to Shareholders of Scott Paper Company, which is incorporated by reference in Scott Paper Company's Annual Report on Form 10-K for the year ended December 25, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 18 of such Annual Report on Form 10-K. We also consent to the incorporation by reference in the Registration Statement of our reports dated June 29, 1994 appearing on page 3 of the Annual Report of the Scott Paper Company Salaried Investment Plan on Form 11-K for the year ended December 31, 1993 and on page 3 of the Annual Report of the Scott Paper Company Hourly Investment Plan on Form 11-K for the year ended December 31, 1993.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
October 24, 1994